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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation
by reference in this Form S-3 (File No. 333-     ) of our report dated October
7, 1996 on the combined financial statements of the Mallard Bay Drilling division of EVI, Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, and to all references to our Firm included in this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
October 21, 1997